SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of Earliest Event Reported) MAY 14, 2004
                                                 -------------


                           TENGTU INTERNATIONAL CORP.
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             (Exact name of registrant as specified in its charter)



     DELAWARE                     000-29957                    77-0407366
  ---------------               ------------                ------------------
  (State or Other               (Commission                  (I.R.S. Employer
  Jurisdiction of                File Number               )Identification No.)



                  236 Avenue Road
              TORONTO, ONTARIO, CANADA                     M5R 2J4
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      (Address of Principal Executive Offices)            (Zip Code)



                                  416-963-3999
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              (Registrant's Telephone Number, Including Area Code)


ITEM  9. REGULATION FD DISCLOSURE


         On May 14, 2004, Tengtu International Corp. (the "Company") held an investor conference call at which the following information was disclosed by the Company's Management:

REVENUE GUIDANCE

         The Company's Management reported that they estimate sales revenue in the quarter ending June 30, 2004 to be approximately $3.5 and $3.8 million and that those numbers are likely to include:

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         1.   Approximately $300,000 in sales of the Tengtu Education Resource for Microsoft(R) Office - 2000 units through distribution channels plus an additional 774 units through systems integration projects;

         2.   Approximately $700,000 in turn-key portal sales;

         3.   Approximately $1.35 million from Phase II of the Jiangxi Project;
              and

         4.   The balance from subsidiaries and retail sales.

         The Company's Management also estimated that sales of the Tengtu Education Resource for Microsoft(R) Office would be approximately $6.5 million for the fiscal year ending June 30, 2005, including 30,000 units covered by the Western Rural Project and sales through agency channels of 3000 and 5000 units in the quarters ending September 30, 2004 and December 31, 2004, respectively.

PHASE I OF THE WESTERN RURAL PROJECT

         Management estimated that Phase I of the Western Rural Project may be completed in approximately six months with total estimated revenues of $4 million, including 30,000 units of the Tengtu Education Resource for Microsoft(R) Office accounting for $2 million of the revenues.

DEVELOPMENT AND MARKETING OF THE TENGTU EDUCATION RESOURCE FOR MICROSOFT(R)
OFFICE

         The Company's Management reported that the Company has begun to integrate more student-oriented resources and to add more new functions which will meet students' common needs and that a new product platform is estimated to be available by December 31, 2004.

         With respect to marketing the Tengtu Education Resource for Microsoft(R) Office product, the Company's Management reported that Microsoft has released the product in its product catalogue and markets its products through 4 major distributors and 2000 secondary agents in China. Education resource for Office is on their distribution lists. In addition, the Company is working with Microsoft's distributors and agents to promote sales.

ANNOUNCEMENT OF NEW VICE PRESIDENT

         The Company's Management announced the hiring of Madeline Wong as a Vice President and that she has 10 years of management experience in the operational, business development and financial analysis disciplines. Ms. Wong was most recently with Fidelity Ventures, and has also worked for Veritas Software and Microsoft. Ms. Wong is a graduate of Stanford University and Northwestern University's Graduate School of Management and she will lead the new ventures area of the Company's business with a focus on developing a National Educational Portal aimed at students and teachers in China.


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STATUS OF THE $14.5 MILLION AND $6.6 MILLION LONG AND SHORT-TERM RECEIVABLES

         The Company's Management reported that the $14.5 million long-term receivable and $6.6 million short-term receivable on the Company's balance sheet owed by Tengtu China may be paid from the proceeds of 15 million shares of common stock bequeathed by Fan Qi Zhang to solve the funding problems of Tengtu China, and, to the extent not satisfied in this manner, may be satisfied by Tengtu China through receivables owed to it by customers which are believed to be collectible by the Company.

         The Company's Management also reported that going forward, the Company is taking steps to avoid large receivable balances by requiring up-front deposits, additional payments upon installation of products and the balance of payments owed within 90 days of completion of installation.

NATIONAL PORTAL

         The Company's Management reported that it is formulating a plan to introduce a national educational portal to generate direct end user fees from students, parents and teachers by providing education applications and materials.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Tengtu International Corp.


DATED: May 14, 2004                           By: /s/John Watt
                                                  -----------------------
                                                  John Watt, President



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